UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
June 18, 2008
TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33303 (Commission File Number)	65-1295427 (IRS Employer Identification No.)
1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)
(713) 584-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.
Credit Agreement
          On June 18, 2008, Targa Resources Partners LP (the “Partnership”) entered into a Commitment Increase Supplement (the “Supplement”) with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer and the Increasing Lenders signatory thereto (the “Lenders”). The Supplement increased the aggregate commitments under the Partnership’s senior secured credit facility by $100 million.
          This description of the Supplement is qualified in its entirety by reference to the Supplement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.
Relationships
     Certain of the Lenders or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of the Partnership’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. An affiliate of each of Bank of America, N.A. and Wachovia Bank, National Association was a co-lead arranger under the Partnership’s senior secured credit facility. An affiliate of each of Deutsche Bank Trust Company Americas, Credit Suisse Cayman Island Branch and Wachovia Bank, National Association acted as a senior co-manager and an affiliate of Royal Bank of Canada acted as a co-manager in connection with the Partnership’s October 2007 equity offering and received customary compensation. An affiliate of each of Deutsche Bank Trust Company Americas, Credit Suisse Cayman Island Branch and Bank of America, N.A. acted as a joint book-running manager; an affiliate of each of ABN AMRO Bank N.V. and Wachovia Bank, National Association acted as a co-lead manager; and an affiliate of each of Compass Bank, BNP Paribas, Comerica Bank, Royal Bank of Canada and U.S. Bank National Association acted as a co-manager in connection with the Partnership’s June 2008 private placement of its 8 1/4% Senior Notes due 2016 (the “Notes Offering”) and received customary compensation. In addition, U.S. Bank National Association serves as trustee under the Partnership’s indenture entered into in connection with the Notes Offering. Affiliates of Deutsche Bank Trust Company Americas and Credit Suisse Cayman Island Branch hold positions in the Partnership’s common units. The Partnership has entered into swap transactions with affiliates of each of Bank of America, N.A., Wachovia Bank, National Association, ABN AMRO Bank N.V. and Compass Bank. The Partnership has agreed to pay these counter-parties a fee in an amount it believes to be customary in connection with these transactions.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01 — Financial Statements and Exhibits.
          (d)      Exhibits.

Exhibit No.	Description

10.1	Commitment Increase Supplement, dated June 18, 2008, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC, its general partner

Dated: June 24, 2008	By:	/s/ Jeffrey J. McParland Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Increase Supplement, dated June 18, 2008, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.